Exhibit 23.2

621 SEVENTEENTH STREET SUITE 1550  DENVER, COLORADO 80293 TELEPHONE (303) 623-9147

FAX (303) 623-4258

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (Registration No. 333-217986) of Kimbell Royalty Partners, LP of our letter dated February 14, 2018, relating to estimates of proved reserves, future production and income attributable certain royalty interests of Kimbell Royalty Partners, LP as of December 31, 2017.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Denver, Colorado

March 9, 2018